Exhibit 99.1

January 24, 2019

Media contact:	Investor/analyst contact:
Media Relations	Matt Grady
(206) 304-0008	Director, Investor Relations
(206) 392-5382

Alaska Air Group Reports Fourth Quarter 2018 and Full-Year Results; Raises Dividend 9%

Dividend Increase:

•
Announced today a 9% increase in the quarterly dividend, from $0.32 per share to $0.35 per share. This is the sixth time the company has raised the dividend since initiating the quarterly dividend in July 2013, with a cumulative increase of 250% since that time. The dividend will be paid on March 7, 2019, to all shareholders of record as of February 19, 2019. Dividends are financed from operating cash flow and cash on hand.

Financial Highlights:

•
Reported net income for the fourth quarter and full year 2018 under Generally Accepted Accounting Principles (GAAP) of $23 million, or $0.19 per diluted share, and $437 million, or $3.52 per diluted share. These results compare to fourth quarter 2017 net income of $315 million, or $2.55 per diluted share, and full year 2017 net income of $960 million, or $7.75 per diluted share. The 2017 financial information has been adjusted to reflect changes associated with the implementation of new revenue recognition and retirement benefits accounting standards that became effective January 1, 2018.

•
Reported adjusted net income, excluding merger-related costs, special charges, and mark-to-market fuel hedging adjustments for the fourth quarter and full year 2018 of $93 million, or $0.75 per diluted share, and $554 million, or $4.46 per diluted share. These results compare to fourth quarter 2017 adjusted net income of $88 million, or $0.71 per diluted share, and full year 2017 adjusted net income of $791 million, or $6.38 per diluted share. This quarter's adjusted results compare to the First Call analyst consensus estimate of $0.71 per share.

•	Paid a $0.32 per-share quarterly cash dividend in the fourth quarter, bringing total dividends paid in 2018 to $158 million.

•	Repurchased a total of 776,186 shares of common stock for approximately $50 million in 2018.

•	Generated approximately $1.2 billion of operating cash flow, and used approximately $960 million for capital expenditures, resulting in approximately $240 million of free cash flow in 2018.

•	Grew passenger revenues by 6% compared to the fourth quarter of 2017, and by 5% compared to full-year 2017.

•	Generated full-year adjusted pretax margin of 8.9% in 2018.

•	Held $1.2 billion in unrestricted cash and marketable securities as of December 31, 2018.

•	Reduced debt-to-capitalization ratio to 47% as of December 31, 2018, compared to 53% as of December 31, 2017.

2018 Accomplishments and Highlights:

Recognition and Awards

•	Ranked "Highest in Customer Satisfaction Among Traditional Carriers" in 2018 by J.D. Power for the 11th year in a row.

•	Named "Best U.S. Airline" by Condé Nast Traveler in their 2018 Readers Choice Awards.

•	Mileage Plan™ ranked first in U.S. News & World Report's list of Best Travel Rewards Programs for the fourth time.

•	Ranked among the best U.S. airlines by Consumer Reports for economy flights and overall satisfaction by passengers.

•	Ranked No. 1 for performance and quality in the Airline Quality Rating study for the second year in a row.

•	Won the "Best Rewards Program" for Mileage Plan™ for carriers in the Americas region in the annual FlyerTalk Award for the second year in a row.

•	Top-ranked airline in America for the second year in a row by The Points Guy.

•	Received 17th Diamond Award of Excellence from the Federal Aviation Administration, recognizing both Alaska and Horizon's aircraft technicians for their commitment to training.

•	Ranked as one of only two U.S. airlines in the Top 20 safest airlines in the world for 2018 by AirlineRatings.com.

•	Rated "Best Airline Staff in North America" & "Best Regional Airline in North America" by Skytrax.

•	Won the 2018 APEX Passenger Choice Award for Best Food and Beverage in the Americas.

•	Ranked as the top U.S. airline in the Dow Jones Sustainability Index (DJSI) for the second consecutive year, receiving top scores for “corporate governance” and “efficiency.”

Our People

•	Ranked among Forbes' 2018 "America's Best Employers" for the fourth year in a row.

•	Awarded $147 million in incentive pay for 2018.

•	Reached joint agreements for all work groups except aircraft technicians.

•	Women Inc. magazine recognized Alaska's female board members as five of the Most Influential Corporate Directors.

•
Launched Flight Path, a workshop for every Alaska and Horizon Air employee that includes a mix of presentations, open-and-honest dialogue and interactive activities focused on Alaska's culture and future.

Our Guests and Product

•	Obtained a single operating certificate from the Federal Aviation Administration for Alaska Airlines and Virgin America, recognizing us as one airline.

•	Transitioned to a single Passenger Service System, enabling us to provide one reservation system, one website, and one inventory of flights to our guests.

•	Completed Premium Class rollout on our Boeing 737-800, 900 and 900ER fleets.

•	Began installation of next-generation Gogo inflight satellite-based Wi-Fi across the Mainline fleet.

•	Added partnerships with Japan Airlines, Fiji Airways, Aer Lingus and Finnair.

•	Added 8 Boeing 737-900ER aircraft and 4 Airbus A321neo aircraft in 2018, bringing the total Mainline operating fleet to 233 aircraft.

•	Added 25 Embraer 175 (E175) aircraft to the Regional operating fleet in 2018.

Our Communities

•
Donated over $17 million and contributed more than 44,000 volunteer hours to support nonprofits in our local communities, focusing on youth and education, medical (research/transportation) and community outreach.

SEATTLE — Alaska Air Group Inc. (NYSE: ALK) today reported fourth quarter 2018 GAAP net income of $23 million, or $0.19 per diluted share, compared to $315 million, or $2.55 per diluted share in 2017. Excluding the impact of merger-related costs, other special items, and mark-to-market fuel hedge adjustments, the company reported fourth quarter adjusted net income of $93 million, or $0.75 per diluted share, compared to adjusted net income of $88 million, or $0.71 per diluted share in the fourth quarter of 2017.
The company reported full-year 2018 GAAP net income of $437 million, compared to $960 million in the prior year. Excluding the impact of merger-related costs, other special items, and mark-to-market fuel hedge adjustments, the company reported adjusted net income of $554 million, or $4.46 per diluted share for 2018, compared to adjusted net income of $791 million, or $6.38 per diluted share in 2017.
"In 2018, we achieved the vast majority of our integration milestones and passed through an inflection point in our financial performance," said Alaska CEO Brad Tilden. "Our employees have shown great resilience through the integration, and thanks to their skill and dedication, we have strong momentum and a lot of optimism heading into 2019."
The following tables reconcile the company's adjusted net income and earnings per diluted share (EPS) during the full year and fourth quarters of 2018 and 2017 to amounts as reported in accordance with GAAP:

	Three Months Ended December 31,
	2018		2017(a)
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$23	$0.19	$315	$2.55
Mark-to-market fuel hedge adjustments	52	0.42	(14)	(0.11)
Special items - merger-related costs	20	0.16	30	0.24
Special items - other (b)	20	0.16	—	—
Income tax effect on special items and fuel hedge adjustments	(22)	(0.18)	(6)	(0.05)
Special tax (benefit)/expense(c)	—	—	(237)	(1.92)
Non-GAAP adjusted net income and diluted EPS	$93	$0.75	$88	$0.71

	Twelve Months Ended December 31,
	2018		2017(a)
(in millions, except per share amounts)	Dollars	Diluted EPS	Dollars	Diluted EPS
Reported GAAP net income and diluted EPS	$437	$3.52	$960	$7.75
Mark-to-market fuel hedge adjustments	22	0.18	(7)	(0.06)
Special items - merger-related costs	87	0.70	116	0.94
Special items - other (b)	45	0.36	—	—
Income tax effect on special items and fuel hedge adjustments	(37)	(0.30)	(41)	(0.33)
Special tax (benefit)/expense(c)	—	—	(237)	(1.92)
Non-GAAP adjusted net income and diluted EPS	$554	$4.46	$791	$6.38

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

(b)	Special items - other includes special charges associated with the employee tax reform bonus paid in Q1 2018, and a $20 million contract termination fee incurred in Q4 2018.

(c)
The special tax benefit in 2017 is due to the remeasurement of deferred tax liabilities as a result of the Tax Cuts and Jobs Act signed into law on December 22, 2017, offset by certain state tax law enactments. The resulting net tax benefit is excluded from our adjusted non-GAAP earnings.

Statistical data, as well as a reconciliation of other reported non-GAAP financial measures, can be found in the accompanying tables. A glossary of financial terms can be found on the last page of this release.

A conference call regarding the fourth quarter and full year results will be simulcast online at 1:30 p.m. Pacific time on January 24, 2019. It can be accessed through the company's website at alaskaair.com/investors. For those unable to listen to the live broadcast, a replay will be available after the conclusion of the call.

References in this news release to “Air Group,” “company,” “we,” “us” and “our” refer to Alaska Air Group, Inc. and its subsidiaries, unless otherwise specified. Alaska Airlines, Inc., Horizon Air Industries, Inc., and Virgin America Inc. are referred to as “Alaska,” “Horizon,” and "Virgin America" respectively, and together as our “airlines.”

This news release may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2017, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

Alaska Airlines and its regional partners fly 44 million guests a year to 115 destinations with an average of 1,200 daily flights across the United States and to Mexico, Canada, and Costa Rica. With Alaska and Alaska Global Partners, guests can earn and redeem miles on flights to more than 900 destinations worldwide. Alaska Airlines ranked “Highest in Customer Satisfaction Among Traditional Carriers in North America” in the J.D. Power North America Satisfaction Study for 11 consecutive years from 2008 to 2018. Learn more about Alaska’s award-winning service at newsroom.alaskaair.com and blog.alaskaair.com. Alaska Airlines and Horizon Air are subsidiaries of Alaska Air Group (NYSE: ALK).
###

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in millions, except per share amounts)	2018	2017	Change	2018	2017	Change
Operating Revenues:
Passenger revenue	1,907	1,796	6%	7,632	7,301	5%
Mileage Plan other revenue	105	104	1%	434	418	4%
Cargo and other	52	42	24%	198	175	13%
Total Operating Revenues	2,064	1,942	6%	8,264	7,894	5%

Operating Expenses:
Wages and benefits	561	534	5%	2,190	1,931	13%
Variable incentive pay	43	37	16%	147	135	9%
Aircraft fuel, including hedging gains and losses	539	396	36%	1,936	1,447	34%
Aircraft maintenance	115	120	(4)%	435	391	11%
Aircraft rent	82	70	17%	315	274	15%
Landing fees and other rentals	128	122	5%	499	460	8%
Contracted services	79	80	(1)%	306	314	(3)%
Selling expenses	81	91	(11)%	326	368	(11)%
Depreciation and amortization	108	97	11%	398	372	7%
Food and beverage service	53	50	6%	211	195	8%
Third-party regional carrier expense	40	37	8%	154	121	27%
Other	149	141	6%	572	562	2%
Special items - merger-related costs	20	30	(33)%	87	116	(25)%
Special items - other	20	—	NM	45	—	NM
Total Operating Expenses	2,018	1,805	12%	7,621	6,686	14%
Operating Income	46	137	(66)%	643	1,208	(47)%

Nonoperating Income (Expense):
Interest income	9	9		38	34
Interest expense	(20)	(26)		(91)	(103)
Interest capitalized	4	4		18	17
Other - net	(3)	2		(23)	3
Total Nonoperating Income (Expense)	(10)	(11)		(58)	(49)
Income Before Income Tax	36	126		585	1,159
Income tax expense	13	48		148	436
Special income tax benefit	—	(237)		—	(237)
Total Income Tax Expense/(Benefit)	$13	$(189)		$148	$199
Net Income	$23	$315		$437	$960

Basic Earnings Per Share:	$0.19	$2.56		$3.55	$7.79
Diluted Earnings Per Share:	$0.19	$2.55		$3.52	$7.75

Shares Used for Computation:
Basic	123.271	123.147		123.230	123.211
Diluted	124.095	123.670		123.975	123.854

Cash dividend declared per share	$0.32	$0.30		$1.28	$1.20

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
Alaska Air Group, Inc.

(in millions)	December 31, 2018	December 31, 2017
Cash and marketable securities	$1,236	$1,621

Total current assets	1,787	2,152
Property and equipment-net	6,781	6,284
Goodwill	1,943	1,943
Intangible assets-net	127	133
Other assets	274	234
Total assets	$10,912	$10,746

Air traffic liability	788	806
Current portion of long-term debt	486	307
Other current liabilities	1,668	1,573
Current liabilities	$2,942	$2,686
Long-term debt	1,617	2,262
Other liabilities and credits	2,602	2,338
Shareholders' equity	3,751	3,460
Total liabilities and shareholders' equity	$10,912	$10,746

Debt-to-capitalization ratio, adjusted for operating leases(a)	47%	53%

Number of common shares outstanding	123.194	123.061

(a)	Calculated using the present value of remaining aircraft lease payments for aircraft that are in our operating fleet as of the balance sheet date.

OPERATING STATISTICS SUMMARY (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2018	2017	Change	2018	2017	Change
Consolidated Operating Statistics:(a)
Revenue passengers (000)	11,117	10,966	1.4%	45,802	44,005	4.1%
RPMs (000,000) "traffic"	13,401	13,265	1.0%	54,673	52,338	4.5%
ASMs (000,000) "capacity"	16,079	15,901	1.1%	65,335	62,072	5.3%
Load factor	83.3%	83.4%	(0.1) pts	83.7%	84.3%	(0.6) pts
Yield	14.24¢	13.54¢	5.2%	13.96¢	13.95¢	0.1%
RASM	12.84¢	12.21¢	5.2%	12.65¢	12.72¢	(0.6)%
CASMex(b)	8.95¢	8.68¢	3.1%	8.50¢	8.25¢	3.0%
Economic fuel cost per gallon(b)	$2.35	$2.00	17.5%	$2.28	$1.82	25.3%
Fuel gallons (000,000)	208	205	1.2%	839	797	5.3%
ASM's per gallon	77.5	77.6	(0.1)%	77.9	77.9	—%
Average full-time equivalent employees (FTEs)	21,838	21,561	1.3%	21,641	20,183	7.2%
Employee productivity (PAX/FTEs/months)	169.7	169.5	0.1%	176.4	181.7	(2.9)%
Mainline Operating Statistics:
Revenue passengers (000)	8,496	8,659	(1.9)%	35,603	34,510	3.2%
RPMs (000,000) "traffic"	12,104	12,191	(0.7)%	49,781	48,236	3.2%
ASMs (000,000) "capacity"	14,457	14,547	(0.6)%	59,187	56,945	3.9%
Load factor	83.7%	83.8%	(0.1) pts	84.1%	84.7%	(0.6) pts
Yield	13.18¢	12.71¢	3.7%	13.01¢	13.02¢	(0.1)%
RASM	12.04¢	11.58¢	4.0%	11.93¢	12.00¢	(0.6)%
CASMex(b)	8.20¢	7.98¢	2.8%	7.73¢	7.50¢	3.1%
Economic fuel cost per gallon(b)	$2.34	$1.99	17.6%	$2.27	$1.82	24.7%
Fuel gallons (000,000)	177	180	(1.7)%	727	706	3.0%
ASM's per gallon	81.7	80.8	1.1%	81.4	80.7	0.9%
Average number of FTEs	16,445	16,295	0.9%	16,353	15,653	4.5%
Aircraft utilization	10.7	11.5	(7.0)%	11.2	11.2	—%
Average aircraft stage length	1,313	1,316	(0.2)%	1,298	1,301	(0.2)%
Operating fleet	233	221	12 a/c	233	221	12 a/c
Regional Operating Statistics:(c)
Revenue passengers (000)	2,621	2,307	13.6%	10,199	9,495	7.4%
RPMs (000,000) "traffic"	1,298	1,074	20.9%	4,892	4,101	19.3%
ASMs (000,000) "capacity"	1,623	1,354	19.9%	6,148	5,127	19.9%
Load factor	80.0%	79.3%	0.7 pts	79.6%	80.0%	(0.4) pts
Yield	24.13¢	23.00¢	4.9%	23.66¢	24.96¢	(5.2)%
Operating Fleet	97	83	14 a/c	97	83	14 a/c

(a)	Except for FTEs, data includes information related to third-party regional capacity purchase flying arrangements.

(b)	See a reconciliation of this non-GAAP measure and Note A for a discussion of potential importance of this measure to investors in the accompanying pages.

(c)	Data presented includes information related to flights operated by Horizon and third-party carriers.

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Three Months Ended December 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	1,595	312	—	—	1,907	—	1,907
CPA revenues	—	—	133	(133)	—	—	—
Mileage Plan other revenue	96	9	—	—	105	—	105
Cargo and other	50	2	—	—	52	—	52
Total operating revenues	1,741	323	133	(133)	2,064	—	2,064
Operating expenses
Non-fuel operating expenses	1,185	269	120	(135)	1,439	40	1,479
Fuel expense	415	72	—	—	487	52	539
Total operating expenses	1,600	341	120	(135)	1,926	92	2,018
Nonoperating income (expense)
Interest income	14	—	—	(5)	9	—	9
Interest expense	(18)	—	(6)	4	(20)	—	(20)
Interest capitalized	4	—	—	—	4	—	4
Other	(3)	—	—	—	(3)	—	(3)
Total Nonoperating income (expense)	(3)	—	(6)	(1)	(10)	—	(10)
Income (loss) before income tax	$138	$(18)	$7	$1	$128	$(92)	$36

	Three Months Ended December 31, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	1,549	247	—	—	1,796	—	1,796
CPA revenues	—	—	109	(109)	—	—	—
Mileage Plan other revenue	96	8	—	—	104	—	104
Cargo and other	40	1	1	—	42	—	42
Total operating revenues	1,685	256	110	(109)	1,942	—	1,942
Operating expenses
Non-fuel operating expenses	1,160	227	104	(112)	1,379	30	1,409
Fuel expense	359	51	—	—	410	(14)	396
Total operating expenses	1,519	278	104	(112)	1,789	16	1,805
Nonoperating income (expense)
Interest income	11	—	—	(2)	9	—	9
Interest expense	(24)	—	(4)	2	(26)	—	(26)
Interest capitalized	3	—	1	—	4	—	4
Other	2	—	—	—	2	—	2
Total Nonoperating income (expense)	(8)	—	(3)	—	(11)	—	(11)
Income (loss) before income tax	$158	$(22)	$3	$3	$142	$(16)	$126

OPERATING SEGMENTS (unaudited)
Alaska Air Group, Inc.

	Twelve Months Ended December 31, 2018
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	6,475	1,157	—	—	7,632	—	7,632
CPA revenues	—	—	508	(508)	—	—	—
Mileage Plan other revenue	397	37	—	—	434	—	434
Cargo and other	191	3	4	—	198	—	198
Total operating revenues	7,063	1,197	512	(508)	8,264	—	8,264
Operating expenses
Non-fuel operating expenses	4,577	1,024	465	(513)	5,553	132	5,685
Fuel expense	1,652	262	—	—	1,914	22	1,936
Total operating expenses	6,229	1,286	465	(513)	7,467	154	7,621
Nonoperating income (expense)
Interest income	53	—	—	(15)	38	—	38
Interest expense	(82)	—	(22)	13	(91)	—	(91)
Interest capitalized	16	—	2	—	18	—	18
Other	(12)	(11)	—	—	(23)	—	(23)
Total Nonoperating income (expense)	(25)	(11)	(20)	(2)	(58)	—	(58)
Income (loss) before income tax	$809	$(100)	$27	$3	$739	$(154)	$585

	Twelve Months Ended December 31, 2017
(in millions)	Mainline	Regional	Horizon	Consolidating & Other	Air Group Adjusted(a)	Special Items(b)	Consolidated
Operating revenues
Passenger revenues	6,278	1,023	—	—	7,301	—	7,301
CPA revenues	—	—	426	(426)	—	—	—
Mileage Plan other revenue	387	31	—	—	418	—	418
Cargo and other	167	4	4	—	175	—	175
Total operating revenues	6,832	1,058	430	(426)	7,894	—	7,894
Operating expenses
Non-fuel operating expenses	4,271	852	427	(427)	5,123	116	5,239
Fuel expense	1,282	172	—	—	1,454	(7)	1,447
Total operating expenses	5,553	1,024	427	(427)	6,577	109	6,686
Nonoperating income (expense)
Interest income	39	—	—	(5)	34	—	34
Interest expense	(92)	—	(13)	2	(103)	—	(103)
Interest capitalized	15	—	2	—	17	—	17
Other	3	—	—	—	3	—	3
Total Nonoperating income (expense)	(35)	—	(11)	(3)	(49)	—	(49)
Income (loss) before income tax	$1,244	$34	$(8)	$(2)	$1,268	$(109)	$1,159

(a)
The Air Group Adjusted column represents the financial information that is reviewed by management to assess performance of operations and determine capital allocation and does not include certain charges. See Note A in the accompanying pages for further information.

(b)
Includes merger-related costs, mark-to-market fuel-hedge accounting charges, special charges associated with the employee tax reform bonus paid in Q1 2018, and a $20 million contract termination fee incurred in Q4 2018.

GAAP TO NON-GAAP RECONCILIATIONS (unaudited)
Alaska Air Group, Inc.

CASM Excluding Fuel and Special Items Reconciliation (unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
(in cents)	2018	2017		2018	2017
Consolidated:
Total operating expenses per ASM (CASM)	12.55 ¢	11.35	¢	11.66 ¢	10.77	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.35	2.49		2.96	2.33
Special items - merger-related costs	0.13	0.18		0.13	0.19
Special items - other	0.12	—		0.07	—
CASM, excluding fuel and special items	8.95 ¢	8.68	¢	8.50 ¢	8.25	¢

Mainline:
Total operating expenses per ASM (CASM)	11.70 ¢	10.55	¢	10.78 ¢	9.94	¢
Less the following components:
Aircraft fuel, including hedging gains and losses	3.23	2.37		2.83	2.24
Special items - merger-related costs	0.14	0.20		0.14	0.20
Special items - other	0.13	—		0.08	—
CASM, excluding fuel and special items	8.20 ¢	7.98	¢	7.73 ¢	7.50	¢

Fuel Reconciliations (unaudited)

	Three Months Ended December 31,
	2018			2017
(in millions, except for per gallon amounts)	Dollars	Cost/Gal		Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$488	$2.35		$406	$1.98
Losses (gains) on settled hedges	(1)	—		4	0.02
Consolidated economic fuel expense	$487	$2.35		$410	$2.00
Mark-to-market fuel hedge adjustments	52	0.25		(14)	(0.07)
GAAP fuel expense	$539	$2.60		$396	$1.93
Fuel gallons	208			205

	Twelve Months Ended December 31,
	2018			2017
(in millions, except for per gallon amounts)	Dollars	Cost/Gal		Dollars	Cost/Gal
Raw or "into-plane" fuel cost	$1,938	$2.31		$1,437	$1.80
Losses (gains) on settled hedges	(24)	(0.03)		17	0.02
Consolidated economic fuel expense	$1,914	$2.28		$1,454	$1.82
Mark-to-market fuel hedge adjustments	22	0.03		(7)	—
GAAP fuel expense	$1,936	$2.31		$1,447	$1.82
Fuel gallons	839			797

Debt-to-capitalization, adjusted for aircraft operating leases
(in millions)	December 31, 2018	December 31, 2017(a)
Long-term debt	$1,617	$2,262
Capitalization of aircraft operating leases(b)	1,768	1,671
Adjusted debt	3,385	3,933
Shareholders' equity	3,751	3,460
Total Invested Capital	$7,136	$7,393

Debt-to-capitalization ratio, adjusted for aircraft operating leases	47%	53%

(a)	Certain historical information has been adjusted to reflect the adoption of new accounting standards.

(b)
Calculated using the present value of remaining aircraft lease payments. In 2019, following the adoption of the new leasing standard, this calculation will be performed utilizing the aircraft component of the right-of-use asset as capitalized on our balance sheet.

Note A: Pursuant to Regulation G, we are providing reconciliations of reported non-GAAP financial measures to their most directly comparable financial measures reported on a GAAP basis. We believe that consideration of these non-GAAP financial measures may be important to investors for the following reasons:

•
By eliminating fuel expense and certain special items (including merger-related costs, a one-time contract termination fee, an employee tax reform bonus, changes resulting from the Tax Cuts and Jobs Act, and certain state tax law enactments) from our unit metrics, we believe that we have better visibility into the results of operations and our non-fuel cost-reduction initiatives. Our industry is highly competitive and is characterized by high fixed costs, so even a small reduction in non-fuel operating costs can result in a significant improvement in operating results. In addition, we believe that all domestic carriers are similarly impacted by changes in jet fuel costs over the long run, so it is important for management (and thus investors) to understand the impact of (and trends in) company-specific cost drivers such as labor rates and productivity, airport costs, maintenance costs, etc., which are more controllable by management.

•
Cost per ASM (CASM) excluding fuel and certain special items, such as merger-related costs, is one of the most important measures used by management and by the Air Group Board of Directors in assessing quarterly and annual cost performance.

•
Adjusted income before income tax and CASM excluding fuel (and other items as specified in our plan documents) are important metrics for the employee incentive plan, which covers the majority of Air Group employees.

•
CASM excluding fuel and certain special items is a measure commonly used by industry analysts, and we believe it is the basis by which they compare our airlines to others in the industry. The measure is also the subject of frequent questions from investors.

•
Disclosure of the individual impact of certain noted items provides investors the ability to measure and monitor performance both with and without these special items. We believe that disclosing the impact of certain items, such as merger-related costs and mark-to-market hedging adjustments, is important because it provides information on significant items that are not necessarily indicative of future performance. Industry analysts and investors consistently measure our performance without these items for better comparability between periods and among other airlines.

•
Although we disclose our passenger unit revenues, we do not (nor are we able to) evaluate unit revenues excluding the impact that changes in fuel costs have had on ticket prices. Fuel expense represents a large percentage of our total operating expenses. Fluctuations in fuel prices often drive changes in unit revenues in the mid-to-long term. Although we believe it is useful to evaluate non-fuel unit costs for the reasons noted above, we would caution readers of these financial statements not to place undue reliance on unit costs excluding fuel as a measure or predictor of future profitability because of the significant impact of fuel costs on our business.

GLOSSARY OF TERMS

Aircraft Utilization - block hours per day; this represents the average number of hours per day our aircraft are in transit

Aircraft Stage Length - represents the average miles flown per aircraft departure

ASMs - available seat miles, or “capacity”; represents total seats available across the fleet multiplied by the number of miles flown

CASM - operating costs per ASM, or "unit cost"; represents all operating expenses including fuel and special items

CASMex - operating costs excluding fuel and special items per ASM; this metric is used to help track progress toward reduction of non-fuel operating costs since fuel is largely out of our control

Debt-to-capitalization ratio - represents adjusted debt (long-term debt plus the present value of future operating lease payments) divided by total equity plus adjusted debt

Diluted Earnings per Share - represents earnings per share using fully diluted shares outstanding

Diluted Shares - represents the total number of shares that would be outstanding if all possible sources of conversion, such as stock options, were exercised

Economic Fuel - best estimate of the cash cost of fuel, net of the impact of our fuel-hedging program

Free Cash Flow - total operating cash flow generated less cash paid for capital expenditures

Load Factor - RPMs as a percentage of ASMs; represents the number of available seats that were filled with paying passengers

Mainline - represents flying Boeing 737 and Airbus jets and all associated revenues and costs

Productivity - number of revenue passengers per full-time equivalent employee

RASM - operating revenue per ASMs, or "unit revenue"; operating revenue includes all passenger revenue, freight & mail, Mileage Plan™, and other ancillary revenue; represents the average total revenue for flying one seat one mile

Regional - represents capacity purchased by Alaska from Horizon, SkyWest, and PenAir. In this segment, Regional records actual on-board passenger revenue, less costs such as fuel, distribution costs, and payments made to Horizon, SkyWest and PenAir under the respective capacity purchased arrangement (CPAs). Additionally, Regional includes an allocation of corporate overhead such as IT, finance, other administrative costs incurred by Alaska and on behalf of Horizon.

RPMs - revenue passenger miles, or "traffic"; represents the number of seats that were filled with paying passengers; one passenger traveling one mile is one RPM

Yield - passenger revenue per RPM; represents the average revenue for flying one passenger one mile